Exhibit 11

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EXHIBIT 11. AMEN PROPERTIES, INC.  COMPUTATON OF EARNINGS PER SHARE AS OF DECEMBER 31, 2002

                                               For the 12 Months Ended December 31, 2002

                                                                                                              10/01/02
BASIC EARNINGS PER SHARE:               Net                                          Diluted        Basic
                                       Shares    Total    Grant/Purch.    Days       Weighted      Weighted
                                       Added     Shares       Date     Outstanding    Shares        Shares
                                      -------- ---------- ------------ ----------- ------------  ------------
Beginning balance                              1,989,930     01/01/02         365  726,324,541   726,324,541

Exercise of stock options               2,125      2,125     01/17/02         349      741,625       741,625

                                               ----------                          ------------  ------------
End of period                                  1,992,055                           727,066,166   727,066,166
Days Outstanding from Beginning of
 Period                                                                                    365           365
------------------------------------                                               ------------  ------------
                                                                                     1,991,962     1,991,962

Net Income - Before Discontinued
 Operations                                                                           (241,843)     (241,843)
Net Income per Share: Diluted and
 Basis                                                                                   (0.12)        -0.12
------------------------------------                                               ------------  ------------

Net Loss from Discontinued
 Operations                                                                         (2,284,070)   (2,284,070)
Net Income per Share:  Diluted and
 Basic                                                                                   (1.15)        (1.15)
------------------------------------

Gain on Sale of Discontinued
 Operations                                                                            376,962       376,962
Net Income per Share:  Diluted and
 Basic                                                                                    0.19          0.19
------------------------------------                                               ------------  ------------

Net Income                                                                          (2,148,951)   (2,148,951)
Net Income per Share: Diluted and
 Basic                                                                                   (1.08)        (1.08)
====================================                                               ============  ============





                                                          Three Months Ended Decemeber 31, 2002


BASIC EARNINGS PER SHARE:               Net                                          Diluted        Basic
                                       Shares    Total    Grant/Purch.    Days       Weighted      Weighted
                                       Added     Shares       Date     Outstanding    Shares        Shares
                                      -------- ---------- ------------ ----------- ------------  ------------

Beginning balance                              1,992,055     10/01/02          91  181,277,028   181,277,028

                                                                                             -             -

                                               ----------                          ------------  ------------
End of period                                  1,992,055                           181,277,028   181,277,028
Days Outstanding from Beginning of
 Period                                                                                     91            91
------------------------------------                                               ------------  ------------
                                                                                     1,992,055     1,992,055

Net Income - Before Gain on Sale
 of Discontinued Operations                                                            146,174       146,174
Net Income per Share: Diluted and
 Basis                                                                                    0.07          0.07
------------------------------------                                               ------------  ------------

Gain on Sale of Discontinued
 Operations                                                                            376,962       376,962
Net Income per Share:  Diluted and
 Basic                                                                                    0.19          0.19
------------------------------------                                               ------------  ------------

Net Income                                                                             523,126       523,126
Net Income per Share: Diluted and
 Basic                                                                                    0.26          0.26
====================================                                               ============  ============

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